EXHIBIT 99.1

WageWorks Reports Second Quarter 2015 Financial Results

  Total revenue of $82.8 million, a 41 percent increase year-over-year
  Second quarter 2015 GAAP net income of $3.5 million or $0.10 per diluted share. Non-GAAP net income per diluted share of $0.28
  Second quarter 2015 non-GAAP adjusted EBITDA of $22.2 million, a 27 percent increase year-over-year

SAN MATEO, Calif., July 30, 2015 (GLOBE NEWSWIRE) -- WageWorks, Inc. (the "Company") (NYSE: WAGE), a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers, today announced the Company's financial results for its second quarter ended June 30, 2015.

"I am very pleased with our second quarter results. Our revenue and adjusted EBITDA exceeded our guidance as we continue to execute on the multiple elements of our growth strategy. Our enterprise selling season is going very well and is fueled by the increased demand for our multiproduct platform and full suite of offerings. We remain encouraged by the larger market trends supporting Consumer-Directed Benefits," said Joe Jackson, Chief Executive Officer of WageWorks.

For the second quarter, WageWorks reported total revenue of $82.8 million, compared to $58.8 million for the second quarter of 2014, an increase of 41 percent. Healthcare revenue was $43.8 million, compared to $37.6 million for the second quarter of 2014, an increase of 17 percent. Commuter revenue was $16.0 million, compared to $15.1 million for the second quarter of 2014, an increase of 6 percent. COBRA revenue was $12.3 million, compared to $3.7 million for the second quarter of 2014, an increase of 233 percent. Other revenue was $10.6 million, compared to $2.4 million for the second quarter of 2014, an increase of 339 percent.

GAAP operating income was $6.8 million for the second quarter of 2015, compared to GAAP operating income of $7.9 million for the second quarter of 2014. GAAP Operating income for the second quarter of 2015 includes aggregate pre-tax charges of $2.1 million related to integration initiatives that will streamline WageWorks' operations and deliver better and more efficient service to WageWorks' customers. This restructuring charge consists primarily of severance costs related to integration initiatives and only impacts reported GAAP results.

On a non-GAAP basis, second quarter of 2015 operating income which excludes the severance charges was $17.5 million, compared to non-GAAP operating income of $14.5 million for the second quarter of 2014.

GAAP net income was $3.5 million, or $0.10 per diluted share, for the second quarter of 2015, compared to GAAP net income of $4.6 million, or $0.13 per diluted share, for the second quarter of 2014.

On a non-GAAP net income basis, second quarter of 2015 net income was $10.3 million, or $0.28 per diluted share, compared to non-GAAP net income of $8.6 million, or $0.24 per diluted share, for the second quarter of 2014. Non-GAAP net income for the second quarter of 2014 and 2015 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense, and significant severance costs related to integration initiatives and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $22.2 million for the second quarter of 2015, a 27 percent increase compared to non-GAAP adjusted EBITDA of $17.5 million for the second quarter of 2014.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the second quarter 2015 and 2014 is detailed in the tables provided in this press release.

As of June 30, 2015, WageWorks had cash and cash equivalents totaling $496.4 million. This compares to cash and cash equivalents totaling $413.3 million as of December 31, 2014.

The Company's Conference Call Information

WageWorks will host a conference call today, July 30, 2015, at 5:00 p.m. ET to discuss the Company's second quarter ended June 30, 2015 financial results and business outlook.

The live webcast of the conference call can be accessed under "Investor Relations" section of the Company's website at www.wageworks.com. Those wishing to participate in the live call should dial (855) 246-1431 (toll-free) or (330) 863-3271. The conference ID is 78097879. Following the call, an archived webcast will be available in the "Investor Relations" section of the Company's website at www.wageworks.com. A telephone replay will be available for one week at (855) 859-2056 (toll-free) or (404) 537-3406 using the conference ID 78097879.

Non-GAAP Financial Information

To supplement the Company's financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors' overall understanding of the Company's business. The Company's management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, contingent consideration expense, severance costs related to integration initiatives and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. The Company's management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company's GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter conference call regarding WageWorks, Inc., which are not historical facts, are "forward- looking statements" within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of the carryover provision, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner and exchange opportunities, the participation of employees in our employer clients' consumer-directed benefits programs and whether the carryover provision will have any impact thereon, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, our ability to successfully partner with private exchanges, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to "Risk Factors" in our most recent report on Form 10-Q, which is available on the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers. WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for approximately 45,000 employers and over 4 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$ 37,592	$ 43,814	$ 77,576	$ 91,103
Commuter	15,050	16,028	31,093	31,925
COBRA	3,701	12,313	7,739	24,883
Other	2,414	10,602	4,969	20,142
Total revenues	58,757	82,757	121,377	168,053

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	21,157	29,775	43,954	61,846
Technology and development	5,298	11,783	10,497	22,368
Sales and marketing	9,332	12,490	18,699	25,621
General and administrative	10,539	13,119	20,471	26,684
Amortization and change in contingent consideration	4,549	6,732	8,969	13,011
Employee termination and other charges	--	2,080	--	2,080
Total operating expenses	50,875	75,979	102,590	151,610
Income from operations	7,882	6,778	18,787	16,443
Other income (expenses):
Interest income	1	17	2	19
Interest expense	(254)	(609)	(511)	(1,184)
Other income	11	222	24	288
Income before income taxes	7,640	6,408	18,302	15,566
Income tax provision	(3,053)	(2,890)	(7,271)	(6,409)
Net income	$ 4,587	$ 3,518	$ 11,031	$ 9,157

Basic net income per share	$ 0.13	$ 0.10	$ 0.32	$ 0.26
Diluted net income per share	$ 0.13	$ 0.10	$ 0.30	$ 0.25

Shares used in basic net income per share calculations	35,117	35,761	34,975	35,659
Shares used in diluted net income per share calculations	36,340	36,596	36,323	36,634

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
	(unaudited)
	(in thousands)
Cost of revenues	$ 594	$ 898	$ 826	$ 1,699
Technology and development	287	295	495	342
Sales and marketing	570	668	899	1,332
General and administrative	2,789	2,952	4,058	5,876
	$ 4,240	$ 4,813	$ 6,278	$ 9,249

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	June 30, 2015
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$ 413,301	$ 496,379
Restricted cash, current portion	332	332
Accounts receivable, less allowance for doubtful accounts of $767 and $1,003 at December 31, 2014 and June 30, 2015, respectively	54,453	57,004
Deferred tax assets - current	11,006	9,371
Prepaid expenses and other current assets	14,215	17,457
Total current assets	493,307	580,543
Property and equipment, net	39,137	42,296
Goodwill	157,109	157,109
Acquired intangible assets, net	94,776	90,373
Deferred tax assets	699	287
Other assets	9,687	4,473
Total assets	$ 794,715	$ 875,081

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 54,285	$ 64,026
Customer obligations	362,451	409,148
Short-term contingent payment	3,180	1,925
Short-term debt	--	--
Other current liabilities	11,924	11,231
Total current liabilities	431,840	486,330
Long-term debt	79,219	79,072
Warrants	--	--
Long-term contingent payment, net of current portion	695	--
Deferred tax liability	--	--
Other non-current liabilities	3,537	4,109
Total liabilities	515,291	569,511
Stockholders' equity:
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 35,479 shares at December 31, 2014 and 35,797 shares at June 30, 2015	36	36
Additional paid-in capital	303,568	320,557
Accumulated deficit	(24,180)	(15,023)
Total stockholders' equity	279,424	305,570
Total liabilities and stockholders' equity	$ 794,715	$ 875,081

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2014	2015
Cash flows from operating activities:
Net income	$ 11,031	$ 9,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,621	3,153
Amortization and change in contingent consideration	8,969	13,011
Stock-based compensation	6,278	9,249
Loss on disposal of fixed assets	14	27
Provision for doubtful accounts	(342)	246
Deferred taxes	6,288	4,443
Excess tax benefit from the exercise of stock options	(6,428)	(4,255)
Changes in operating assets and liabilities:
Accounts receivable	(5,767)	(2,797)
Prepaid expenses and other current assets	(723)	(2,999)
Other assets	(2,318)	2,057
Accounts payable and accrued expenses	(7,292)	8,628
Customer obligations	(967)	46,697
Other liabilities	(640)	1,344
Net cash provided by operating activities	9,724	87,961
Cash flows from investing activities:
Purchases of property and equipment	(7,067)	(11,258)
Change in restricted cash	(1)	--
Net cash used in investing activities	(7,068)	(11,258)
Cash flows from financing activities:
Proceeds from exercise of common stock options	3,797	2,812
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	1,363	1,378
Payment of contingent consideration	(3,308)	(2,070)
Excess tax benefit from the exercise of stock options	6,428	4,255
Net cash provided by financing activities	8,280	6,375
Net increase in cash and cash equivalents	10,936	83,078
Cash and cash equivalents at beginning of period	359,958	413,301
Cash and cash equivalents at end of period	$ 370,894	$ 496,379
Supplemental cash flow disclosure:
Cash paid during the period for:
Interest	$ 444	$ 1,718
Taxes	82	327
Supplemental disclosure of non-cash investing activities:
Accrued capital expenditures	478	408

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

GAAP income from operations	$ 7.9	$ 6.8	$ 18.8	$ 16.4
Stock-based compensation expense	4.2	4.8	6.3	9.2
Amortization of acquired intangibles	2.3	3.8	4.4	7.6
Employee termination and other charges	--	2.1	--	2.1
Contingent consideration expense	0.1	--	0.2	0.1
Non-GAAP income from operations	$ 14.5	$ 17.5	$ 29.7	$ 35.4
Non-GAAP income from operations as a percentage of total revenue	24.6%	21.1%	24.5%	21.1%

Net income:
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

GAAP net income	$ 4.6	$ 3.5	$ 11.0	$ 9.2
Stock-based compensation expense	4.2	4.8	6.3	9.2
Amortization of acquired intangibles	2.3	3.8	4.4	7.6
Gains from revaluation of warrants	--	--	0.0	--
Employee termination and other charges	--	2.1	--	2.1
Contingent consideration expense	0.1	--	0.2	0.1
Tax effect of above adjustments *	(2.6)	(3.9)	(4.4)	(7.4)
Non-GAAP net income	$ 8.6	$ 10.3	$ 17.5	$ 20.8

Weighted average shares outstanding used in computing GAAP and Non- GAAP per share amounts (diluted)	36.3	36.6	36.3	36.6

Non-GAAP diluted net income per share	$ 0.24	$ 0.28	$ 0.48	$ 0.57

* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
GAAP net income	$ 4.6	$ 3.5	$ 11.0	$ 9.2
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.3	0.6	0.5	1.2
Income tax provision	3.1	2.9	7.3	6.4
Depreciation	0.8	1.6	1.6	3.2
Amortization and change in contingent consideration	4.5	6.7	9.0	13.0
Stock-based compensation expense	4.2	4.8	6.3	9.2
Employee termination and other charges	--	2.1	--	2.1
Adjusted EBITDA	$ 17.5	$ 22.2	$ 35.7	$ 44.3
CONTACT: Investor Contact:
         Staci Mortenson
         ICR
         203-682-8273
         Staci.mortenson@icrinc.com

         Media Contact:
         Britta Meyer
         WageWorks, Inc.
         650-577-5208
         Britta.Meyer@wageworks.com